Exhibit 5.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

        May 31, 2011

GAMCO Investors, Inc.
One Corporate Center
Rye, New York  10580-1422

Re:	GAMCO Investors, Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to GAMCO Investors, Inc., a New York corporation (the "Company"), in connection with the public offering of $100,000,000 aggregate principal amount of the Company's 5.875% Senior Notes due 2021 (the "Securities") to be issued under the Indenture, dated as of February 6, 2002 (the "Base Indenture"), as supplemented by the Second Supplemental Indenture, dated as of the date hereof (the "Second Supplemental Indenture" and, together with the Base Indenture, the "Indenture"), between the Company and The Bank of New York Mellon, as Trustee (the "Trustee").

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

In rendering the opinions stated herein, we have examined and relied upon the following:

(a) the registration statement on Form S-3 (File No. 333-160802) of the Company relating to the Securities and other securities of the Company filed with the Securities and Exchange Commission (the "Commission") under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the "Rules and Regulations"), including information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement being hereinafter referred to as the "Registration Statement");

(b) the prospectus, dated July 27, 2009 (the "Base Prospectus"), which forms a part of and is included in the Registration Statement;

(c) the preliminary prospectus supplement, dated May 25, 2011 (together with the Base Prospectus, the "Preliminary Prospectus"), relating to the offering of the Securities, in the form filed by the Company pursuant to Rule 424(b) of the Rules and Regulations;

(d) the prospectus supplement, dated May 25, 2011 (together with the Base Prospectus, the "Prospectus"), relating to the offering of the Securities, in the form filed by the Company pursuant to Rule 424(b) of the Rules and Regulations;

(e) an executed copy of the Underwriting Agreement, dated May 25, 2011 (the "Underwriting Agreement"), between the Company and Citigroup Global Markets Inc., as representative of the several underwriters named therein (the "Underwriters"), relating to the sale by the Company to the Underwriters of the Securities;

(f) the Pricing Term Sheet, being Schedule IV to the Underwriting Agreement, dated May 25, 2011, as filed with the Commission on May 25, 2011 pursuant to Rule 433 under the Securities Act;

(g) an executed copy of the Base Indenture;

(h) an executed copy of the Second Supplemental Indenture;

(i) an executed copy of the global certificate evidencing the Securities, registered in the name of Cede & Co., in the form delivered by the Company to the Trustee for authentication and delivery (the "Note Certificate");

(j) a copy of the Company's Restated Certificate of Incorporation, certified by the office of the Secretary of State of the State of New York as of April 18, 2011, and certified by Christopher J. Michailoff, Secretary of the Company;

(k) a copy of the Company's Bylaws, as amended and in effect as of the date hereof, certified by Christopher J. Michailoff, Secretary of the Company; and

(l) a copy of certain resolutions of the Board of Directors of the Company, adopted on January 8, 2002, April 11, 2011 and May 6, 2011, and certain resolutions of the Pricing Committee thereof, adopted on May 25, 2011, each as certified by Christopher J. Michailoff, Secretary of the Company.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies.  As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

We do not express any opinion with respect to the laws of any jurisdiction other than the laws of the State of New York, and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"), or as to the effect of any such non-Opined on Law on the opinions stated herein.

The Indenture and the Note Certificate are referred to herein collectively as the "Transaction Agreements."

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions stated herein, we are of the opinion that the Note Certificate has been duly authorized by all requisite corporate action on the part of the Company and duly executed by the Company under the NYBSC, and when duly authenticated by the Trustee and issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, the Note Certificate will constitute a valid and binding obligation of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with its terms under the laws of the State of New York.

The opinions stated herein are subject to the following qualifications:

1. the opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors' rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

2. except to the extent expressly stated in the opinions contained herein, we do not express any opinion with respect to the effect on the opinions stated herein of (i) the compliance or non-compliance of any party to any of the Transaction Agreements with any laws, rules or regulations applicable to such party or (ii) the legal status or legal capacity of any such party to any of the Transaction Agreements; and

3. except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Agreements constitutes the valid and binding obligation of each party to such Transaction Agreement, enforceable against such party in accordance with its terms.

In addition, in rendering the foregoing opinions we have assumed that neither the execution and delivery by the Company of the Transaction Agreements nor the performance by the Company of its obligations under each of the Transaction Agreements: (i) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject, (ii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject, (iii) violates or will violate any law, rule or regulation to which the Company or its property is subject or (iv) requires the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Company's Current Report on Form 8-K being filed on the date hereof, and incorporated by reference into the Registration Statement.  We also hereby consent to the reference to our firm under the heading "Legal Matters" in the Preliminary Prospectus and the Prospectus.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP